EXHIBIT 10.1

FIRST AMENDMENT TO SENIOR SECURED PROMISSORY NOTE

This First Amendment to the Senior Secured Promissory Note (the “First Amendment to Note”) is made effective the 7th day of September, 2016, (the “Effective Date”) by and between Dais Analytic Corporation, a New York corporation, with its principal office located at 11552 Prosperous Drive, Odessa Florida 33556 (the “Debtor”) and Patricia Tangredi who currently resides at 10416 Pontofino Circle, Trinity Florida 33556 (the “Holder”).

WHEREAS, Debtor previously executed a certain Senior Secured Promissory Note dated June 24, 2016, in favor of the Holder in the original principal amount of One Hundred and Fifty Thousand Dollars ($150,000.00) (“Note”); and

WHEREAS, to secure repayment of the Note, Debtor executed and delivered to Holder a certain Loan and Security Agreement dated June 24, 2016 (the “Security Agreement”); and

WHEREAS, a UCC-1 Financing Statement was filed by Debtor in favor of Holder on June 24, 2016; and

WHEREAS, the Debtor has requested and the Holder desires to amend the Note to make certain changes including, but not limited to, increasing by an additional One Hundred Thousand Dollars ($100,000.00) the total principal amount to be borrowed under the Note; and

WHEREAS, the parties are also amending the Loan and Security Agreement (“First Amendment to Security Agreement”).

NOW, THEREFORE, the parties hereto, in consideration of their mutual promises contained herein and for other good and valuable consideration, hereby agree to amend the Note as follows:

1.	The following portion of the Note shall be deleted in its entirety:

DAIS ANALYTIC CORPORATION

SENIOR SECURED PROMISSORY NOTE

$150,000.00	June 24, 2016

FOR VALUE RECEIVED, the undersigned, DAIS ANALYTIC CORPORATION, a New York, corporation (the "Debtor"), promises to pay to Patricia Tangredi, who currently resides at 10416 Pontofino Circle, Trinity Florida 34655 (the "Holder") the principal amount of ONE HUNDRED AND FIFTY THOUSAND DOLLARS ($150,000.00) (the " Principal Amount") plus all interest due thereon in accordance with terms and conditions of the Security Agreement on the earlier of: (i) the date following the date of this Note upon which Debtor secures funds, regardless of source, equal to or exceeding, in the aggregate, One Million Dollars (“$1,000,000) or (ii) October 31, 2016 ("Maturity Date").”

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2.      The following provision shall be inserted in place of that portion of the Note deleted by Section 2 above:

DAIS ANALYTIC CORPORATION

SENIOR SECURED PROMISSORY NOTE

$250,000.00	June 24, 2016

FOR VALUE RECEIVED, the undersigned, DAIS ANALYTIC CORPORATION, a New York corporation (the "Debtor"), promises to pay to Patricia Tangredi, who currently resides at 10416 Pontofino Circle, Trinity Florida 34655 (the "Holder") the principal amount of TWO HUNDRED AND FIFTY THOUSAND DOLLARS ($250,000.00) (the " Principal Amount") plus all interest due thereon in accordance with terms and conditions of the Security Agreement on the earlier of: (i) the date following the date of this Note upon which Debtor secures funds, regardless of source, equal to or exceeding in the aggregate, One Million Dollars (“$1,000,000) or (ii) October 31, 2016 ("Maturity Date").”

As further consideration, Debtor shall issue and deliver to Holder, coincident with the payment of the full Principal Amount, Two Hundred Thousand shares (200,000) of Dais $.01 par value common stock. The stock shall bear the following legend:

THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR THE COMPANY SHALL HAVE RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.”

3.      Section 2 shall be deleted in its entirety and the following shall be inserted in place thereof:

“2. Definitions. Unless otherwise stated herein, each of the capitalized term used herein shall have, for the purpose of this Note, the same meaning as provided in the Security Agreement, as has been or may be from time to time amended (such meanings being equally applicable to both the singular and plural form of the terms defined).”

4.      Section 5.10 shall be deleted in its entirety and in place thereof the following shall be inserted:

“5.10 Governing Law; Submission to Jurisdiction. This Note, the Security Agreement and all Loan Documents shall for all purposes be governed by and construed in accordance with the laws of the State of New York, without regard to its principals of conflicts of laws. All judicial proceedings arising in or under or related to this Note(s) or any of the other Loan Documents may be brought in any state or federal court of competent jurisdiction located in Pasco County, Florida. By execution and delivery of this Note, each party hereto generally and unconditionally: (a) consents to personal jurisdiction in Pasco County, State of Florida; (b) waives any and all objections as to jurisdiction or venue in Pasco County, State of Florida; (c) agrees not to assert any defense based on lack of jurisdiction or venue in the aforesaid courts; and (d) irrevocably agrees to be bound by any judgment rendered thereby in connection with this Note or the other Loan Documents. Service of process on any party hereto in any action arising out of or relating to this Note, the Security Agreement or the other Loan Documents shall be effective if given in accordance with the requirements for notice set forth in Section 5, above and shall be deemed effective and received as set forth in Section 5 above. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of either party to bring proceedings in the courts of any other jurisdiction.

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5.   This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so delivered shall be deemed an original, but all of which counterparts shall constitute but one and the same instrument.

6.   Except as provided herein, the terms of the Note shall remain unchanged and in full force and effect. No waiver by the Holder under the Note or any other Loan Document is granted or intended.

(Signature Page Follows)

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IN WITNESS WHEREOF, as of the day and year first written above, the undersigned duly executed and delivered by placing their respective duly authorized signatures below.

DEBTOR:		HOLDER:

DAIS ANALYTIC CORPORATION

By:	/s/ Peter DiChiara	/s/ Patricia Tangredi
Title: Corporate Secretary

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